UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 10, 2005

VELOCITY EXPRESS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-28452	87-0355929
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Morningside Drive North,

Building B-Suite 300, Westport, CT 06880

(Address of principal executive offices) (zip code)

(203) 349-4160

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreements

Velocity Express Corporation, a Delaware corporation (the “Company”), is entering into a Voting Agreement, dated as of February 10, 2005 (the “Voting Agreement”), with all of the purchasers (the “Purchasers”) of its Series M Convertible Preferred Stock, par value $0.004 per share (“Series M Preferred”). The Series M Preferred will be issued after stockholder approval of its issuance and other related proposals at the upcoming Annual Meeting of the Company. The Company has received verbal consents to enter into this Voting Agreement from all of the purchasers of the Series M Preferred and is in the process of formally executing the Voting Agreement. This Voting Agreement was entered into to limit the voting rights of the holders of the Series M Preferred to ensure compliance with Rule 4351 of The Marketplace Rules of The Nasdaq Stock Market. TH Lee Putnam Ventures, the Company’s controlling stockholder, and Mr. Vincent Wasik, the Company’s Chief Executive Officer, are purchasers of the Series M Preferred and have agreed to enter into the Voting Agreement.

The Voting Agreement will limit the voting rights under the Series M Preferred such that the Purchasers will only vote 30.708% of all of the Series M Preferred held by them at any time and without regard to any anti-dilution adjustments to the conversion price of the Series M Preferred on any matters that the Series M Preferred is voting together with the Common Stock of the Company as a single class. The Voting Agreement also prevents any Purchaser from transferring the shares of Series M Preferred unless and until the transferee agrees in writing to be bound by the terms of the Voting Agreement. Furthermore, the Company has agreed that it will not issue any Series M Preferred to anyone unless the recipient agrees to be bound by the terms of the Voting Agreement.

Item 3.03 Material Modification to Rights of Security Holders

The contents of Item 1.01 are incorporated by reference in their entirety.

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1	Voting Agreement, dated as of February 10, 2005, between the Company and all of the future stockholders of the Company’s Series M Convertible Preferred Stock named therein.

10.2	Certificate of Designation of Preferences and Rights of Series L Convertible Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 11, 2005

VELOCITY EXPRESS CORPORATION

By:	/s/ Wesley C. Fredenburg
Name:	Wesley C. Fredenburg
Title:	Secretary and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Voting Agreement, dated as of February 10, 2005, between the Company and all of the future stockholders of the Company’s Series M Convertible Preferred Stock named therein.

10.2	Certificate of Designation of Preferences and Rights of Series L Convertible Preferred Stock